Exhibit 10.13

TRANSLATION

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREEMENT, MARKED BY [redacted], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Production Capacity Reservation

MagP / Fusion Fuel

Production Capacity Reservation

Between:

MAGP INOVAÇÃO, S.A., registered with the Commercial Register Office of Sintra under number 510597270, headquartered at Rua da Fábrica, s/n, Sabugo, 2715-376 Almargem do Bispo, herein duly represented by Pedro Maria Almeida Lima Falcão e Cunha and Jaime Domingos Ferreira Silva, as directors, hereinafter referred to as MagP;

FUSION WELCOME FUEL, S.A., registered with the Commercial Register Office of Sintra under number 514909430, headquartered at Rua da Fábrica, s/n, Sabugo, 2715-376 Almargem do Bispo, herein represented by Frederico Figueira de Chaves and João Teixeira Whanon, as directors, hereinafter referred to as Fusion Fuel;

Whereas:

I.	Fusion Fuel is a company in early stage of launching a new technology within Green Hydrogen area and which has a project to launch its technological product on the market in a phased manner over the next three years;
II.	MagP is a company whose activity is to produce, install, operate and maintain proprietary CPV systems using its own known and widespread technology;
III.	The products developed by Fusion Fuel incorporate components currently produced by MagP which have been in production for several years;
IV.	Fusion Fuel does not currently have production capacity to deliver upon the sales forecasted in its current business plan;
V.	Both parties consider it in their mutual interest that Fusion Fuel has a viable mid-term production capacity to pursue its growth plans with mitigated risks;

This Production Capacity Reservation is celebrated in good faith, accepting, recognizing and submitting the Parties to the clauses, terms and conditions set out herein:

Clause 1st

(Object)

1.	The current Contract establishes a minimum amount of material that MagP commits to deliver to Fusion Fuel according to the terms outlined in the contract.

2.	The materials the Contract refers to are:

a.	Supply of Modules;

b.	Supply of tracker structures and accessories;

c.	Supply of command boards and electrical installations for Hydrogen Plants;

d.	Supply of assembly services of all equipment.

3.	The supply of all components or materials will be done “ex-works” and the transportation of these falls unto Fusion Fuel.

Clause 2nd

(Deadline and Conditions)

1.	The production capacity reserve is guaranteed during the first three years of activity of Fusion Fuel counting from the conclusion of the GreenGas project which should start still in the year of 2020.
2.	A production capacity reserve will be of 55 trackers and equivalents for the GreenGas project and of 4.200 trackers over three years.
3.	Tracker equivalents means the total components included in the complete structures, as well as assembly and installation on the site of hydrogen solar plants.
4.	Both parties can agree to exclude some of the tracker components or services mentioned, which may be assumed directly by Fusion Fuel, as long as the exclusion is explicitly mentioned on the supply contracts and do not represent more than 40% of the overall value of the tracker.
5.	Fusion Fuel will, at the start of each year and by the end of January, confirm the tracker numbers outlined above and communicate the required production schedule for the year.
6.	At the same time, both Parties will establish a supply contract outlining the obligations for both Parties, which will include financial, technical and service conditions and also conditions of guarantee.
7.	After reaching an agreement on the production schedule, changes can only be made by mutual agreement with MagP except in cases of “force majeure” not attributable to Fusion Fuel and must be communicated to MagP.
8.	The changes or reviews to the supply schedules does not release either Party from the obligations laid out in this Contract.
9.	Without prejudice to the other obligations provided for in this contract, MagP is responsible to ensure the production and supply of the amounts mentioned above and the communicated production schedule as provided above in number five of previous clause.
10.	The Parties further agree on the following conditions to which the Contract also binds them:

a.	The equipment associated to GreenGas project, to supply at the early stage of activity of Fusion Fuel, will be provided by MagP at a maximum unit cost of €[redacted] per tracker;

b.	The remaining equipment will be provided under the following conditions:

i.	First 1.400 trackers at a max unit price of €[redacted] per tracker;
ii.	Following 1.400 trackers at a max unit price of €[redacted] per tracker;
iii.	Following 1.400 trackers at a price to be defined but at a max unit price of €[redacted] per tracker.

Clause 3rd

(Non-compliance and termination)

Without prejudice to other circumstances which, under the terms of the Supply Contract, may be qualified as non-performance and may be subject to penalties, it is hereby agreed that:

a)	In case Fusion Fuel does not request a number of trackers equal or above the amounts stipulated in Clause 2, MagP can be released from its obligation to supply the amounts listed in this Contract and can instead to propose production quotas lower that those established herein;
b)	In case MagP does not supply the products or materials according to the schedule agreed upon and at the mentioned production amounts stated above and also supply contracts to be celebrated, then MagP is liable for any indemnity charges or losses caused to Fusion Fuel;
c)	In addition, any non-compliance with the terms above or previous clauses by Fusion Fuel allows MagP to terminate the contract through notification to Fusion Fuel which produces its effects immediately after being received;
d)	If either party is insolvent or under administration, then the other party can cancel the Contract without penalty and by simple notification of that termination to the other party.

Clause 4th

(Confidentiality)

1.	All information shared between both parties or with third parties (private or public entities), written, oral or other ways are considered confidential.
2.	Both parties commit not to divulge to third party’s confidential information and to ensure employees, consultants or companies either work with do not have access or share such information.
3.	Information can be shared if it is mutually agreed upon or the information is required in a legal or arbitrage procedure
4.	Information will continue to be confidential even after the contract is no longer valid for a period of 3 years.

Clause 5th

(Communications)

Any notification or communication between Parties regarding the contract should be done in written and send through registered mail to the addresses agreed above or by email to an agreed upon mailing address.

Clause 6th

(Other Rules)

1.	The present Contract can only be modified in agreement with both parties and written and signed by both parties and constitutes an integral agreement corresponding to the will of the parties who so wished, replacing all previous communications, drafts, agreements, declarations, guarantees, stipulations, commitments and agreements of any kind, oral or written, exchanged between or by the parties on the same subject.
2.	Each party expressly acknowledges that the Contract faithfully reflects their respective wishes, but is not absolved of liability for fraudulent statements made prior to and in relation to this Contract.
3.	This contract replaces any negotiation or discussion or statements between the parties or any oral or written record which is not included herein.
4.	The governing jurisdiction for this contract is Portuguese law, and any resolution of legal issues will be heard at the District Court of Lisbon, expressly waiving any others.

The present Contract is done in duplicate, one copy being set aside for each Party.

Lisbon, June 1st of 2020.

By MagP

/s/ Pedro Falcão e Cunha	/s/ Jaime Silva
Pedro Falcão e Cunha	Jaime Silva

By Fusion Fuel

/s/ João Teixeira Wahnon	/s/ Frederico Figueira de Chaves
João Teixeira Wahnon	Frederico Figueira de Chaves

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